UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 19, 2012

Sweetwater Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151339	71-1050559
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Madappilly House, Elenjipra P.O., Chalakudy Via., Kerala, India, 68027
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	011-91-480-8193

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 19, 2012, Sweetwater Resources, Inc., a Nevada corporation (the “Company”), entered into a letter of intent (the “Letter of Intent”) with Centaurus Technologies Inc., a Nevada corporation (“Centaurus”), in connection with a proposed asset acquisition whereby the Company would acquire a certain cultured diamond technology patent and related intellectual property (the “Assets”) from Centaurus in exchange for 43,850,000 shares (the “Consideration Shares”) of the Company’s restricted common stock (the “Acquisition”).  Also in consideration for the purchase of the Assets, the Company would assume debts of Centaurus in an amount not to exceed $100,000 including any bridge loan provided by the Company to Centaurus (the “Bridge Loan”) in connection with the execution of the Letter of Intent.  The Bridge Loan is for an amount up to $250,000 (the “Bridge Loan”) on terms to be set forth in a definitive loan agreement to be entered into between the Company and Centaurus.  The Bridge Loan will bear interest at the rate of 8% per annum and will have a maturity date of April 1, 2013, unless extended by mutual agreement of the Company and Centaurus.

At the Closing, all of the Company’s directors and officers will resign, and Centaurus will nominate and elect two new directors.  The new board of directors will appoint a new management team.  Also in connection with the Acquisition, the Company will change its name to “Centaurus Technologies, Inc.”

The terms of the Acquisition will be incorporated into a definitive agreement to be negotiated between the Company and Centaurus.  Such definitive agreement will contain additional terms beyond those set forth in the Letter of Intent, including customary representations, warranties and closing conditions.

Upon the Closing, the total number of issued and outstanding shares of common stock of the Company, including those securities issuable under the Financing (as defined below), will equal 73,000,000 shares.  At the Closing, the Consideration Shares will constitute approximately 60% of the total issued and outstanding shares of the Company.  Also, on or before the Closing, the Company must complete one or more private placements of shares of the Company’s restricted common stock (the “Financing”) to third parties for aggregate gross proceeds of not less than $500,000 including the amount necessary to pay all of the Company’s pre-closing debts.

The Letter of Intent is non-binding and may be terminated by either party, for any reason or no reason, except that certain miscellaneous provisions are binding and shall survive termination including, among others, provisions related to the return of materials and confidentiality.

The foregoing summary of the Letter of Intent is qualified in its entirety by reference to the complete text of the Letter of Intent a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Letter of Intent by and between Sweetwater Resources, Inc. and Centaurus Technologies Inc., dated April 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETWATER RESOURCES, INC.

Dated:  April 25, 2012                                                          /s/ Jose Madappilly
Jose Madappilly
Chief Executive Officer and President